                           OFFER TO PURCHASE FOR CASH

                                       BY

                            BROWN-FORMAN CORPORATION

               UP TO 1,500,000 SHARES OF ITS CLASS A COMMON STOCK
                                      AND
               UP TO 6,800,000 SHARES OF ITS CLASS B COMMON STOCK

        AT A PURCHASE PRICE NOT GREATER THAN $73.00 NOR LESS THAN $63.00

    THIS OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
                 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 4, 2003
             (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated February 4, 2003 and the related Letter(s) of Transmittal (which together, as may be amended and supplemented from time to time, constitute the "Offer"), in connection with the Offer by Brown-Forman Corporation, a Delaware corporation (the "Company"), to purchase for cash up to 1,500,000 shares of its Class A Common Stock, par value $.15 per share ("Class A Shares") and up to 6,800,000 shares of its Class B Common Stock, par value $.15 per share ("Class B Shares") (collectively, the "Shares"), at prices you specify within the range of $63.00 to $73.00 per Share (the "Price Range"), on the terms and subject to the conditions of the Offer.

     On the terms and subject to the conditions of the Offer, the Company will determine a single price per Share within the Price Range that the Company will pay for Class A Shares properly tendered and not properly withdrawn in the Offer (the "Class A Purchase Price") and a single price per Share within the Price Range for Class B Shares properly tendered and not properly withdrawn in the Offer (the "Class B Purchase Price"), net to the seller in cash, without interest (collectively, the "Purchase Prices"), in each case, taking into account the number of Shares of the respective class so tendered and the prices specified by all tendering shareholders. The Company will select the lowest Class A Purchase Price that will allow it to purchase 1,500,000 Class A Shares and the lowest Class B Purchase Price that will allow it to purchase 6,800,000 Class B Shares, or, in either case, such lesser number as is properly tendered and not properly withdrawn. The Company will buy all Shares of a class properly tendered and not properly withdrawn at prices at or below the Purchase Price for such class on the terms and subject to the conditions of the Offer, including the proration provisions. However, because of the proration provisions described in the Offer to Purchase, all of the Shares of any class tendered at prices at or below the Purchase Price for such class may not be purchased if more than the number of shares the Company seeks to purchase in the Offer are properly tendered. Shares of any class tendered at prices greater than the Purchase Price for such class and Shares not purchased because of proration will not be purchased in the Offer. The Company reserves the right, in its sole discretion, to purchase more than 1,500,000 Class A Shares and/or more than 6,800,000 Class B Shares in the Offer, subject to applicable law, but does not currently plan to do so. See Section 1, "Number of Shares; Proration," of the Offer to Purchase.

     On the terms and subject to the conditions of the Offer, if more than 1,500,000 Class A Shares or more than 6,800,000 Class B Shares, or, in either case, such greater number of Shares as the Company may elect to purchase, subject to applicable law, have been properly tendered at prices at or below the applicable Purchase Price and are not properly withdrawn before the expiration date, the Company will purchase such properly tendered Shares on a pro rata basis with appropriate adjustments to avoid purchases of fractional Shares. If proration of tendered Shares is required, the Company will determine the proration factor promptly after the expiration date. For each class, proration for each shareholder tendering Shares will be based on the ratio that the number of Shares properly tendered and not properly withdrawn by such shareholder bears to the total number of shares properly tendered and not properly withdrawn by all shareholders at or below the applicable Purchase Price. The preliminary results of any proration will be announced by press release promptly after the expiration date. Shareholders may obtain preliminary proration information from the Information Agent or the Dealer Manager and may be able to obtain such information from their brokers.

     On January 23, 2003, the Company declared a dividend of $0.375 per share, to be paid on April 1, 2003 to shareholders of record on March 4, 2003. If a shareholder sells Shares and is not the record owner as of March 4, 2003, the shareholder will not receive this dividend. If, however, a shareholder tenders Shares pursuant to the Offer, the shareholder will receive this dividend, even if the shareholder tenders such Shares before March 4, 2003.

     We are the owners of record of Shares held for your account. As such, only we can tender your Shares, and then only pursuant to your instructions. Because the terms and conditions of the Letter(s) of Transmittal will govern the tender of the Shares we hold for your account, you should read the Letter(s) of Transmittal carefully. HOWEVER, WE ARE SENDING YOU THE LETTER(S) OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES THAT WE HOLD FOR YOUR ACCOUNT. You must use the attached Instruction Form to properly tender shares that we hold for your account. You should also read the Offer to Purchase carefully before making any decision regarding the Offer.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note carefully the following facts:

     1. PRICE RANGE. You may tender Shares at prices within the range of $63.00 to $73.00 in multiples of $0.50, net to you in cash, without interest, as indicated in the attached instruction form. You may also mark the box entitled, "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in your receiving a price of $63.00 per Share.

     2. CONDITIONS. The Offer is subject to obtaining financing and other conditions as set forth in Section 6 of the Offer to Purchase.

     3. EXPIRATION DATE. The Offer, proration period, and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, March 4, 2003, unless the Company extends the Offer.

     4. PERCENT OF CLASSES SOUGHT. The Company is offering to buy up to 1,500,000 Class A Shares, constituting approximately 5.2% of the Class A Shares outstanding as of January 31, 2003, and for up to 6,800,000 Class B Shares, constituting approximately 17.2% of the Class B Shares outstanding as of the same date.

     5. NO FEES OR COMMISSIONS; TRANSFER TAXES. Tendering shareholders do not have to pay any brokerage commissions, solicitation fees, or (subject to Instruction 7 of the Letters of Transmittal) stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

     6. SPECIAL TREATMENT FOR ODD LOT HOLDERS. If you own beneficially an aggregate of fewer than 100 Shares of a class and so certify in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery, you are an "Odd Lot Holder" as to that class. If you are an Odd Lot Holder and you instruct us to tender on your behalf all such Shares at or below the respective Purchase Price before the expiration of the Offer and check the box captioned "Odd Lots" in the attached instruction form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered at or below the respective Purchase Price.

     7. TENDERS AT MORE THAN ONE PRICE. Please instruct us clearly if you wish to tender some Shares at one price and other Shares at another price. We must submit separate Letters of Transmittal on your behalf for each price you designate. The same Shares may not be tendered at more than one price.

     8. TENDERS FOR BOTH CLASS A AND CLASS B SHARES: If you own and want to tender both Class A Shares and Class B Shares, you must so instruct us on the forms we have provided. Again, we must submit separate Letters of Transmittal for each class of Shares.

     9. WITHDRAWAL RIGHTS. As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct us to tender the Shares we hold for your account, and you subsequently decide to change your instructions or withdraw your tender of Shares, you may do so by submitting a new Instruction Form. However, the new Instruction Form will be effective only if it is received by us in ample time to permit us to submit a new tender on your behalf before the expiration date of the Offer. The Offer is scheduled to expire at 12:00 Midnight, New York City time, on March 4, 2003. Upon receipt of a timely submitted new Instruction Form, your previous Instruction Form will be deemed canceled. If your new Instruction Form directs us to withdraw your tender of Shares, you may later re-tender those Shares by timely submitting a new Instruction Form.

     The Company's Board or Directors has approved the Offer. However, neither the Company nor the Board of Directors nor the Dealer Manager is making any recommendation to you as to whether to tender or refrain from tendering Shares or as to the purchase price or prices at which you may choose to tender your Shares. You must make your own decision regarding whether to accept this Offer and, if so, how many Shares to tender and at what price. The Company is not aware that any of its directors, executive officers or affiliates plan to tender any Shares pursuant to the Offer.

     This letter has been prepared by the Company and is being sent to you by us at the Company's request. Unless you direct us on the attached Instruction Form to tender the Shares we hold for your account, no Shares will be tendered.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE US TO TENDER YOUR SHARES, WE WILL TENDER ALL SUCH SHARES UNLESS YOU SPECIFY OTHERWISE ON THE ATTACHED INSTRUCTION FORM.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 4, 2003 UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if before the Expiration Date a greater number than the Company will accept for purchase of Class A Shares or Class B Shares are properly tendered at or below the respective Purchase Prices, the Company will accept Shares of such classes for purchase at the respective Purchase Price in the following order of priority:

         (a) all "odd lot" Shares properly tendered at or below the respective Purchase Price before the Expiration Date as described in paragraph 6, "Special Treatment for Odd Lot Holders," above; and

         (b) then, after purchase of all of the "odd lot" Shares, all other Shares of that class properly tendered at or below the respective Purchase Price before the Expiration Date on a pro rata basis (with adjustments to account for fractional Shares).

     The Offer is being made solely by the Offer to Purchase and the related Letter(s) of Transmittal, and any amendments or supplements thereto, and is being made to all record holders of Shares. The Company is not extending the Offer to, nor will it accept tenders from or on behalf of, holders of Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, Blue Sky, or other laws of such jurisdiction. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by Goldman, Sachs & Co., the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS

                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
               UP TO 1,500,000 SHARES OF CLASS A COMMON STOCK AND
                 UP TO 6,800,000 SHARES OF CLASS B COMMON STOCK
                                       OF

                            BROWN-FORMAN CORPORATION

   AT A PURCHASE PRICE NOT GREATER THAN $73.00 NOR LESS THAN $63.00 PER SHARE

     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase dated February 4, 2003 and the related Letter(s) of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the "Offer") in connection with the Offer by Brown-Forman Corporation, a Delaware corporation (the "Company"), to purchase for cash up to 1,500,000 shares of its Class A Common Stock, par value $.15 per share ("Class A Shares") and up to 6,800,000 shares of its Class B Common Stock, par value $.15 per share ("Class B Shares") (collectively, the "Shares"), at prices you specify within the range of $63.00 to $73.00 per Share (the "Price Range"), on the terms and subject to the conditions of the Offer.

     The undersigned understands that the Company, on the terms and subject to the conditions of the Offer, will determine a single price per Share within the Price Range that the Company will pay for Class A Shares properly tendered and not properly withdrawn in the Offer (the "Class A Purchase Price") and a single price per Share within the Price Range that the Company will pay for Class B Shares properly tendered and not properly withdrawn in the Offer (the "Class B Purchase Price"), net to the seller in cash, without interest (collectively, the "Purchase Prices"), in each case, taking into account the number of Shares of the respective class so tendered and the prices specified by all tendering shareholders. The Company will select the lowest Class A Purchase Price that will allow it to purchase 1,500,000 Class A Shares and the lowest Class B Purchase Price that will allow it to purchase 6,800,000 Class B Shares, or, in either case, such lesser number as are properly tendered and not properly withdrawn. The Company will buy all Shares of a class properly tendered and not properly withdrawn at prices at or below the Purchase Price for such class on the terms and subject to the conditions of the Offer, including the proration provisions described in the Offer to Purchase. However, because of the proration provisions described in the Offer to Purchase, all of the Shares of any class tendered at prices at or below the Purchase Price for such class may not be purchased if more than the number of Shares the Company seeks to purchase in the Offer are properly tendered. The undersigned understands that Shares of any class tendered at prices greater than the Purchase Price for such class and Shares not purchased because of proration will not be purchased in the Offer, and that Shares not purchased in the Offer will be returned promptly after the expiration of the Offer. The undersigned understands that the Company reserves the right, in its sole discretion, to purchase more than 1,500,000 Class A Shares and/or more than 6,800,000 Class B Shares in the Offer, subject to applicable law, but does not currently plan to do so.

     The undersigned hereby instruct(s) you to tender to the Company the number of Class A Shares and/or Class B Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated on the next page, upon the terms and subject to the conditions of the Offer. The Company will return Shares not purchased, including Shares tendered at prices greater than the applicable Purchase Prices and Shares not purchased because of proration.

     Aggregate number of Shares* to be tendered by the undersigned:

                            --------- Class A Shares

                            --------- Class B Shares

* Unless otherwise indicated above, we will assume that all of your Shares we hold are to be tendered.

                              CHECK ONLY ONE BOX.
                 IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX
                IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

                   (See Letter of Transmittal, Instruction 5)

                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION
[ ] The undersigned wants to maximize the chance of having Brown-Forman
    Corporation purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Class
    Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $63.00 or as high as $73.00.

                       --------------- or ---------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDERS

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. Price (in dollars) per Share at which Shares are being tendered:

[ ] 63.00              [ ] 64.50   [ ] 66.00   [ ] 67.50   [ ] 69.00   [ ] 70.50   [ ] 72.00
[ ] 63.50              [ ] 65.00   [ ] 66.50   [ ] 68.00   [ ] 69.50   [ ] 71.00   [ ] 72.50
[ ] 64.00              [ ] 65.50   [ ] 67.00   [ ] 68.50   [ ] 70.00   [ ] 71.50   [ ] 73.00



 CLASS A ODD LOTS                               CLASS B ODD LOTS
 [ ] By checking this box, the undersigned      [ ] By checking this box, the undersigned
     represents that the undersigned owns an    represents that the undersigned owns an
     aggregate of fewer than 100 Class A            aggregate of fewer than 100 Class B
     Shares and is tendering all such               Shares and is tendering all such
     Shares.                                        Shares.

                                 SIGNATURE BOX

Signature(s)
           ---------------------------------------------------------------------
           ---------------------------------------------------------------------

Dated --------------------------------------------------------------------------

Name(s) and Address(es) (please print) -----------------------------------------
                                  ----------------------------------------------

Area Code and Telephone Number(s) ----------------------------------------------

Taxpayer Identification or Social Security Number(s) ---------------------------